Exhibit 99.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (“Agreement”) is between Daniel Greenleaf (“Greenleaf”) and Modivcare Inc. and Modivcare Solutions, LLC (collectively, “Modivcare”).

WHEREAS on November 29, 2019, Greenleaf and Modivcare’s predecessors “The Providence Service Corporation” and “Logisticare Solutions, LLC” entered into an Employment Agreement (attached hereto as Exhibit A) (the “Employment Agreement”) employing Greenleaf as President, Chief Executive Officer, and Director;

WHEREAS on or about August 18, 2022, Modivcare filed a Demand for Arbitration with the American Arbitration Association (“Demand”) commencing AAA Case No. 01-22-0003-5343 (“Arbitration”);

WHEREAS on or about September 27, 2022, Greenleaf filed a Counterdemand (“Counterdemand”) in the Arbitration;

WHEREAS on or about May 9, 2023, Modivcare and Greenleaf accepted a mediator’s proposal following a prior mediation (“Mediator’s Proposal”) requiring the parties to use their best efforts to prepare a settlement agreement reflecting the terms of the Mediator’s Proposal and any other terms reasonably consistent with those terms;

WHEREAS Modivcare and Greenleaf agree that this Agreement reflects the terms of the Mediator’s Proposal and other terms reasonably consistent with those terms;

WHEREAS the effective date (“Effective Date”) of this Agreement will commence immediately upon the expiration of the seven-day revocation period described in Section 9 below; and

WHEREAS Modivcare and Greenleaf intend to settle the issues raised in the Demand and Counterdemand, and any other disputes between Greenleaf and Modivcare, and thereby avoid any further expense of arbitration and/or litigation;

NOW, THEREFORE, Greenleaf and Modivcare agree as follows:

1.            Settlement Payment. Modivcare shall pay to Greenleaf the gross sum of Nine Million, Five Hundred and Fifty Thousand Dollars and Zero Cents ($9,550,000.00), as compensation in satisfaction of any and all claims Greenleaf has, or may have, against Modivcare (the “Settlement Payment”). Greenleaf and Modivcare agree this gross sum of $9,550,000.00 constitutes good and sufficient consideration for settlement of this matter. The consideration will consist of two payments via ACH transfer:

●	One payment, representing settled wages, will be made payable to Greenleaf in the amount of $6,366,666.67 less legally required withholdings. An IRS Form W-2 will be issued for this payment.

●

One payment, representing settled non-wage damages, will be made payable to Greenleaf in the amount of $3,183,333.33. An IRS Form 1099-Misc will be issued for this payment, with the payment reported as “other income,” currently Box 3 of Form 1099-Misc. Greenleaf will provide a completed IRS Form W-9 to facilitate this payment.

For clarity, no portion of the Settlement Payment is designated as reimbursement for Greenleaf’s attorneys’ fees and costs. The payments described in this Section will be sent via ACH transfer to Greenleaf on or before fourteen (14) calendar days following the Effective Date, contingent upon Greenleaf providing a completed IRS Form W-9 and ACH transfer instructions on or before the Effective Date. With the exception of the gross payment of $6,366,666.67 allocated to Greenleaf’s W-2 claims (for which the appropriate employer withholdings will be made by Modivcare), Greenleaf will be responsible for the payment of any and all personal tax liability in connection with the above payments. In the event of litigation, penalties, or fees for failure by Greenleaf to remit the proper personal taxes, Greenleaf agrees to indemnify Modivcare for any and all expenses and attorneys’ fees incurred in connection therewith. Modivcare will be responsible for all employer-side taxes, contributions, and/or withholdings and remains liable for all penalties, fees, or attorney’s fees incurred as a result of the failure to pay such amounts. Except for the Settlement Payment, Greenleaf acknowledges that Modivcare has paid to Greenleaf all earned wages and all vacation earned but not used prior to the date of Greenleaf’s separation from employment, subject to legally required withholdings.

2.            Dismissal of Demand and Counterdemand and Representation of No Other Claims. Within five (5) days of the payment of the Settlement Payment, Modivcare and Greenleaf agree to take reasonable steps to ensure that the American Arbitration Association dismisses the Demand and Counterdemand with prejudice. Greenleaf represents that, other than the Counterdemand, he has not filed or made, and has no intention to file or make, any complaints, claims, or actions against Modivcare with any state, federal, or local agency, court, or any other tribunal, and that Greenleaf will not do so at any time hereafter based on conduct or omissions occurring before the date that Greenleaf signs this Agreement, and that if any court or agency assumes jurisdiction of the same, Greenleaf will direct the court or agency to dismiss or withdraw it. However, nothing in this Agreement, including but not limited to the release of claims and confidentiality provisions, prevents Greenleaf from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, NLRB, or any other any federal, state, or local agency charged with the enforcement of any laws, or from exercising Greenleaf’s rights under Section 7 of the NLRA to engage in joint activity with other employees, although by signing this release Greenleaf is waiving rights to individual relief based on claims asserted in such a charge or complaint, except where such a waiver of individual relief is prohibited.

Notwithstanding any of the terms of this Agreement, federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, pursuant to the federal Defend Trade Secrets Act of 2016, Greenleaf shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (1) where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Greenleaf files a lawsuit for retaliation by Modivcare for reporting a suspected violation of law, Greenleaf may disclose trade secrets to his attorney and use the trade secret information in the court proceeding only if Greenleaf: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

Modivcare represents that, other than the Demand, it has not filed or made, and has no intention to file or make, any complaints, claims, or actions against Greenleaf with any state, federal, or local agency, court, or any other tribunal.  Modivcare further represents and agrees that it will not file any complaints, claims, or actions at any time hereafter based on conduct or omissions occurring before the date that Modivcare signs this Agreement.

3.            Release of Claims by Greenleaf. Greenleaf and his heirs, administrators, representatives, executors, successors, agents, attorneys, assigns, and all other persons acting in concert with or on behalf of Greenleaf release and forever discharge Modivcare and all of its past and present parent companies; subsidiaries; affiliates; divisions; related entities; members; directors; trustees; officers; employees; former employees; agents; attorneys; predecessors; successors; assigns; and all other persons acting in concert with or on behalf of Modivcare (Modivcare and the foregoing other persons and entities are hereinafter referred to collectively as the “Modivcare Releasees”), from all actions and causes of action, liabilities, suits, debts, sums of money, covenants, contracts, controversies, agreements, promises, damages, judgments, interest, executions, claims for attorneys’ fees and costs or disbursements, claims for severance and wages and bonuses, and any other claims or demands whatsoever, whether known or unknown, in law or equity, against Modivcare Releasees or any of them which Greenleaf ever had, now has, or which Greenleaf or Greenleaf’s heirs, executors, representatives, successors, assigns, or administrators hereinafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement, it being Greenleaf’s intention to release the Modivcare Releasees and each of them from any and all claims of any and every nature, whether known or unknown, unrestricted in any way by the nature of the claim, including, though not by way of limitation, all claims of violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et seq., the federal Family and Medical Leave Act, as amended, 29 U.S.C. §§ 2601 et seq., and the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq. (except for vested benefits); the Colorado Anti-Discrimination Act, the Colorado Labor Peace Act, the Colorado Wage Claim Act, the Colorado Healthy Families and Workplaces Act, the Colorado Lawful Off-Duty Activities Statute, the Colorado Personnel Files Employee Inspection Right Statute, the Colorado Equal Pay for Equal Work Act, the Colorado HELP Rules, and the current Colorado Minimum Wage or COMPS Order; intentional infliction of emotional distress and all other claims sounding in tort or contract, all claims for promissory estoppel, all claims for wrongful discharge, and any other federal, state, or local statutory, constitutional, or common law claims, actions, liabilities, or judgments relating to or arising out of: (a) Greenleaf’s employment with or separation of employment from Modivcare; (b) any and all claims raised or which could have been raised in the Counterdemand; and/or (c) any other claim which Greenleaf may have against Modivcare Releasees or any of them which arises, in whole or in part, out of any incident or conduct which occurred before the execution of this Agreement by Greenleaf.

The Release set forth above applies to any claims brought by any person or agency on behalf of Greenleaf or any class action pursuant to which Greenleaf may have any right or benefit. Greenleaf covenants and agrees not to participate in any class action that may include or encompass any of the released claims and further promises not to accept any recoveries or benefits which may be obtained on Greenleaf’s behalf by any other person or agency or in any class action and assign any such recovery or benefit to Modivcare.

The Release set forth above does not release any claims against any insurer of Modivcare or Greenleaf, and no insurer of Modivcare or Greenleaf is included within the definition of Modivcare Releasees.

4.            Release of Claims by Modivcare. Modivcare releases and forever discharges Greenleaf and his heirs, administrators, representatives, executors, successors, agents, attorneys, assigns, and all other persons acting in concert with or on behalf of Greenleaf (Greenleaf and the foregoing other persons and entities are hereinafter referred to collectively as the “Greenleaf Releasees”), from all actions and causes of action, liabilities, suits, debts, sums of money, covenants, contracts, controversies, agreements, promises, damages, judgments, interest, executions, claims for attorneys’ fees and costs or disbursements, and any other claims or demands whatsoever, whether known or unknown, in law or equity, against Greenleaf Releasees which it ever had, now has, or which Modivcare or its heirs, executors, representatives, successors, assigns, or administrators hereinafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement, it being Modivcare’s intention to release Greenleaf Releasees from any and all claims of any and every nature, whether known or unknown, unrestricted in any way by the nature of the claim, including, though not by way of limitation, all claims relating to or arising out of: (a) Greenleaf’s employment with or separation of employment from Modivcare; (b) any and all claims raised or which could have been raised in the Demand; and/or (c) any other claim which Modivcare may have against Greenleaf which arises, in whole or in part, out of any incident or conduct which occurred before the execution of this Agreement by Modivcare. Modivcare also expressly releases any and all claims, whether substantive or procedural, against Ann Kellogg that arose prior to the execution of this Agreement.

5.            Continuing Obligations:

a.

Restrictive Covenants and Non-Disclosure Obligations. As further consideration for this Agreement, Modivcare releases Greenleaf from any obligations contained in or arising from the “Non‑Competition” and “Non-Solicitation/Non-Piracy” provisions contained in Sections 7(b) and 7(c) of the Employment Agreement such that such provisions are, upon the Effective Date of this Agreement, null, void, and of no force or effect. Greenleaf acknowledges and agrees that he continues to be bound by all other provisions in Sections 7, 8, and 9 of the Employment Agreement, including, without limitation, his obligations regarding Non-Disparagement and Non-Disclosure.

b.

Confidentiality of Settlement. Before the Agreement is filed publicly, Greenleaf agrees that Greenleaf will not disclose the terms of this Agreement and amount of settlement to or with anyone except Greenleaf’s attorneys, accountants, tax advisors, or as permitted by Section 7. To the extent that Greenleaf does disclose the terms of this Agreement or amount of settlement to or with Greenleaf’s attorney or accountant, Greenleaf will advise them that they must not disclose the terms of this Agreement or amount of settlement to any person or entity. Even once the Agreement is filed publicly Greenleaf will refrain from discussing it except as permitted herein. Nothing in this Section precludes Greenleaf from testifying truthfully in any case in a court of law, from providing truthful information to an administrative agency, from complying with a valid subpoena or court order, or from complying with any other applicable laws, except that, to the extent Greenleaf receives judicial or administrative process potentially requiring disclosure, Greenleaf must notify Modivcare that Greenleaf has received such judicial or administrative process and provide Modivcare an adequate opportunity to oppose disclosure.

Modivcare agrees that it will instruct all members of the executive leadership of Modivcare that report directly to the Chief Executive Officer (the “Executive Leadership Team”) and of its Board of Directors to not disclose the terms of this Agreement and amount of settlement to or with anyone except its attorneys, accountants, tax advisors, insurers, or reinsurers, as well as other Modivcare agents as necessary to effectuate this Agreement. Nothing in this Section precludes Modivcare, the Executive Leadership Team, the Board of Directors, or their agents from testifying truthfully in any case in a court of law, from providing truthful information to an administrative agency, from complying with a valid subpoena or court order, or from complying with any other applicable laws and regulations, including, but not limited to, applicable securities laws and regulations.

Upon inquiry concerning the dispute between Greenleaf and Modivcare, Greenleaf and Modivcare, as well as Modivcare’s Board of Directors and Executive Leadership Team, shall respond that the parties’ disputes have been amicably resolved and they are not able to comment further except to refer to the joint statement provided for in Section 5(c), and to this Agreement. Modivcare shall not be liable for statements made by its other employees or any third-parties.

c.

Joint Statement. Greenleaf and Modivcare will issue the joint statement attached as Exhibit B on the same day that Modivcare issues its Form 8-K regarding this Agreement. The Form 8-K will not contain any commentary regarding Greenleaf beyond what is contained in the joint statement. The Form 8-K (which will include the joint statement attached as Exhibit B) will be filed on a date in compliance with securities laws and regulations. Modivcare agrees to publicly publish the statement in the same form and manner as other releases at https://investors.modivcare.com/news-and-media/news-releases/default.aspx.

Nothing in this Section precludes Modivcare from complying with applicable laws and regulations, including, but not limited to, applicable securities laws and regulations.

6.          Future Cooperation. Greenleaf agrees to make himself available and to fully cooperate, at Modivcare’s request, with Modivcare in investigating or defending any potential, threatened, or actual grievance, claim, or litigation that currently exists or may arise subsequent to the execution of this Agreement. Modivcare shall make such requests for assistance with reasonable advance notice to Greenleaf. Such cooperation includes meeting with Modivcare representatives (e.g., legal counsel) to fully and truthfully discuss and review any issues with which Greenleaf was directly or indirectly involved during his employment; participating in any investigation conducted by Modivcare or any governmental or regulatory entity; signing declarations or witness statements provided that Greenleaf confirms they are true; preparing for and serving as a witness in any civil, administrative, or regulatory proceeding; reviewing documents as requested by Modivcare; and performing similar activities that Modivcare deems necessary.

In the event such cooperation is required, Modivcare agrees that Greenleaf may be represented by counsel of his choice and that Modivcare will advance reasonable attorneys’ fees for such representation. To the extent that Modivcare requests or requires more than ten (10) hours of Greenleaf’s time under this Section for a particular matter, Modivcare agrees to compensate Greenleaf for each hour or portion thereof of Greenleaf’s time over ten (10) hours at Greenleaf’s hourly rate of pay calculated by his employment (including without limitation consulting) held at the time such cooperation is requested.

7.           D&O Insurance. Although Modivcare disputes it is responsible for payment of Greenleaf’s legal fees and expenses in connection with the Demand, Counterdemand, the Mediator’s Proposal, and this Agreement, if Greenleaf chooses to pursue a claim for fees and expenses against Modivcare’s Directors and Officers policies with its insurer(s), Modivcare will not object and will not take the position that it constitutes a violation of any of the terms in this Agreement for Greenleaf to do so.

8.           Employment Status; No Re-Employment. Greenleaf acknowledges that Greenleaf is not a current employee of Modivcare and that Greenleaf’s separation of employment from Modivcare occurred on August 1, 2022. Greenleaf agrees that Greenleaf shall not apply for or seek employment with Modivcare or any of its parent companies, affiliates, or subsidiaries, and that Modivcare, its parent companies, affiliates, and subsidiaries shall have no obligation to consider Greenleaf for or offer Greenleaf employment in the future.

9.          OWBPA Acknowledgement: Greenleaf understands and acknowledges that: (a) Greenleaf is advised to consult, and did so consult, with counsel of his choosing regarding the Counterdemand and this Agreement; (b) Greenleaf had a full twenty-one (21) days within which to consider this Agreement before executing it, notwithstanding the Mediator’s Proposal; (c) Greenleaf has carefully read and fully understands all of the provisions of this Agreement; (d) Greenleaf is, by this Agreement, releasing Modivcare from any and all claims Greenleaf may have against Modivcare, including without limitation any and all claims Greenleaf may have under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; (e) Greenleaf knowingly and voluntarily agrees to all of the terms set forth in this Agreement and intends to be legally bound by this Agreement; and (f) Greenleaf has a full seven (7) days following the execution of this Agreement to revoke this Agreement and is hereby advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired. If Greenleaf wishes to revoke this Agreement during the seven (7) days after signing it, Greenleaf will do so by sending notice of same to the attention of Jessica Brown by email and certified mail, return receipt requested, to Gibson, Dunn & Crutcher LLP, 1801 California Street, Denver, CO 80202, JBrown@gibsondunn.com.

If Greenleaf declines to release a potential age discrimination claim by not executing this Agreement within twenty-one (21) days or revokes as set forth above, Modivcare shall have the option, at its discretion, of rescinding its acceptance of the Mediator’s Proposal and this Agreement in its entirety. In the event Greenleaf declines to release a potential age discrimination claim by not executing this Agreement within twenty-one (21) days or revokes as set forth above, and if Modivcare chooses to not rescind its acceptance of the Mediator’s Proposal and this Agreement, this Agreement shall remain fully effective in all other respects, including, without limitation, as a release of all claims released by Greenleaf other than any potential age discrimination claim.

10.         No Medicare Beneficiary. Greenleaf affirms, covenants, and warrants Greenleaf is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security, Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Greenleaf is a Medicare beneficiary, etc.), the following sentences apply. Greenleaf affirms, covenants, and warrants that Greenleaf has made no claim for illness or injury against, nor is Greenleaf aware of any facts supporting any claim against, the Modivcare Releasees under which the Modivcare Releasees could be liable for medical expenses incurred by Greenleaf before or after the execution of this Agreement. Further, Greenleaf is aware of no medical expenses for which Medicare has paid and for which the Modivcare Releasees are or could be liable now or in the future. Greenleaf agrees and affirms that, to the best of Greenleaf’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Greenleaf will indemnify, defend, and hold the Modivcare Releasees harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and Greenleaf further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. §§ 1395y(b)(3)(A) et seq.

11.          Interpretation; Severability. This Agreement shall be interpreted in accordance with the laws of the State of Colorado, without regard to its conflict of laws provisions. This Agreement in all cases shall be interpreted as a whole, according to its fair meaning, and shall not be interpreted strictly for or against any of the parties. Should any clause or provision of this Agreement, other than the general releases set forth at Sections 3 and 4, be declared illegal or unenforceable by any arbitrator or court of competent jurisdiction, and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. Headings of sections shall not affect the interpretation of this Agreement.

12.         Mediation and Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach thereof, shall first be submitted for non-binding mediation before a mutually agreed upon mediator, pursuant to the rules of mediation provided by the American Arbitration Association (“AAA”). Unless otherwise agreed by the parties, such mediation shall take place no later than thirty (30) days following a party’s request to mediate and occur in Denver County, Colorado.

If such dispute, controversy, or claim cannot be resolved by mediation, then it shall be resolved solely and exclusively by binding, confidential arbitration (provided, however, that any claims that by law may not be submitted to arbitration are not covered by this arbitration provision) before a single arbitrator in accordance with the AAA rules in effect at the time of the arbitration, except that the single arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. The arbitration provided for herein shall be in lieu of any civil action, and any decision resulting from such arbitration shall be final and binding, and enforceable by any competent court of law.

The arbitration shall take place in Denver County, Colorado, and judgment upon the award rendered by the arbitrator shall be entered in any court located in the state where arbitration occurred. All fees and expenses of the arbitration, including a transcript if either party requests one and all costs for the services of the mediator and arbitrator, shall initially be borne equally by the parties (subject to any award of attorneys’ fees, costs, and expenses). The prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses incurred as a result of the arbitration. The parties hereby agree that this provision was bargained for as a mutually beneficial, cost-effective alternative dispute resolution. The parties further agree that any dispute regarding the enforceability of this arbitration provision shall be governed by the Federal Arbitration Act (“FAA”).

Notwithstanding the mandatory mediation and arbitration procedures set forth in this Section, Greenleaf or Modivcare may seek relief from a court of competent jurisdiction in aid of arbitration or pending final adjudication of a claim in arbitration where the arbitration award may be rendered ineffectual without such relief.

Notwithstanding the mandatory mediation procedure set forth in this Section, Greenleaf or Modivcare may seek emergency measures of protection to seek enforcement of the provisions set forth in Section 5 above pursuant to the AAA Optional Rules for Emergency Measures of Protection to appoint an emergency arbitrator to set a schedule to resolve requests for emergency relief and/or to restrain the breaching party from further breaches, in addition to any other remedies determined by the AAA emergency arbitrator granting an injunction. An arbitration seeking an emergency measure of protection pursuant to this Section will otherwise be governed by the arbitration provisions set forth above in this Section.

13.         Binding Agreement. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Greenleaf expressly warrants that Greenleaf has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement. Greenleaf further warrants that no person has any lien on any amount Greenleaf receives under this Agreement, and Greenleaf promises to hold Modivcare and its attorneys harmless from and indemnify them from any claim of lien by any person with respect to the claims covered by and payments made under this Agreement.

14.         No Admission of Liability. By this Agreement, the parties do not admit misconduct or violation of any federal or state law or regulation, or any liability to each other. Rather, they seek to amicably resolve Modivcare’s and Greenleaf’s claims, and all other disputes between them. Accordingly, this Agreement shall not be admissible in any proceeding except that the Agreement may be introduced in any proceeding to enforce a specific term contained in the Agreement.

15.          Entire Agreement. Except as expressly provided herein with respect to the Employment Agreement, this Settlement Agreement and General Release sets forth the entire Agreement between Greenleaf (and, where applicable, the Greenleaf Releasees), on the one hand, and Modivcare (and, where applicable, the Modivcare Releasees), on the other hand, and fully supersedes any and all prior contracts, agreements, or understandings, written or oral, expressed or implied, between Greenleaf (and, where applicable, the Greenleaf Releasees) and Modivcare (and, where applicable, the Modivcare Releasees) or any of them pertaining to the subject matter hereof. The provisions of this Agreement cannot be modified, and any modification shall not be enforceable, unless said modification is reduced to writing and signed by Greenleaf and an authorized representative of Modivcare.

16.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[***Signature Page Follows***]

THE UNDERSIGNED HAS READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE, FULLY UNDERSTANDS IT, AND VOLUNTARILY AGREES TO ALL OF ITS TERMS.

	/s/ Daniel E. Greenleaf	Dated:	5/17/2023
DANIEL E. GREENLEAF

MODIVCARE INC.
MODIVCARE SOLUTIONS, LLC

By:	/s/ Jonathan B. Bush	Dated:	5/17/2023
Jonathan B. Bush
SVP, General Counsel

Approved as to form:

	/s/ Michael Carrigan		/s/ Jessica Brown
	HOLLAND & HART LLP		GIBSON, DUNN & CRUTCHER LLP
	Michael Carrigan		Jessica Brown
	Attorney for Greenleaf		Attorney for Modivcare

Exhibit A – Employment Agreement

Previously filed as, and please refer to, Exhibit 10.1 to Modivcare Inc.’s current report on Form 8‑K filed with the Securities and Exchange Commission on December 2, 2019.

Exhibit B – Joint Statement

DENVER--Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV) and its former Chief Executive Officer, Daniel E. Greenleaf, have recently resolved a disagreement regarding the nature of his departure and the amount of compensation owed to him following his departure from the Company effective August 1, 2022. Modivcare and Mr. Greenleaf are pleased to have the dispute amicably resolved and behind them.

Modivcare’s Board Chairman, Christopher Shackelton, stated, “Modivcare appreciates the leadership Dan provided to the company during a critical time, allowing the company to navigate the challenges posed by COVID. We wish him the best on his next challenge.” Mr. Greenleaf stated, “I continue to believe in Modivcare’s mission, and it was an honor to work with so many others dedicated to that mission.”